UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2015

Biolase, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Cromwell, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 949-361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2015, Biolase, Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent and successor to U.S. Stock Transfer Corporation (the “Rights Agent”), entered into a Fourth Amendment to Rights Agreement (the “Fourth Amendment”), amending the Rights Agreement dated as of December 31, 1998 (as amended as of December 19, 2008, March 17, 2014 and November 3, 2014, the “Rights Agreement”), between the Company and the Rights Agent. The Rights Agreement (as amended) is described in the Company’s Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on December 29, 1998, the Company’s Current Report on Form 8-K, filed with the SEC on December 22, 2008, the Company’s Annual Report on Form 10-K, filed with the SEC on March 17, 2014 and the Company’s Amendment to Form 8-A, filed on November 4, 2014, and such descriptions are incorporated herein by reference.

Effective as of November 10, 2015, the Fourth Amendment accelerates the Expiration Date of the Company’s Series B Junior Participating Cumulative Preferred Stock purchase rights (the “Rights”) from December 31, 2018 to November 10, 2015. Accordingly, on November 10, 2015, the Rights expired and the Rights Agreement effectively terminated as of such date.

Prior to entering into the Fourth Amendment, the Company entered into a Standstill Agreement (the “Schuler Standstill Agreement”) with Jack W. Schuler, Renate Schuler and the Schuler Family Foundation (collectively, the “Schuler Parties”), and the Company entered into a Standstill Agreement (the “Oracle Standstill Agreement” and, together with the Schuler Standstill Agreement, the “Standstill Agreements”) with Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC and Oracle Investment Management, Inc. (collectively, the “Oracle Parties”). Pursuant to the Standstill Agreements, each of the Schuler Parties and the Oracle Parties agreed with respect to itself and its associates and affiliates (i) not to purchase or acquire any shares of common stock of the Company (the “Common Stock”) if such a purchase would result in aggregate beneficial ownership by it and its affiliates and associates in excess of 25% of the issued and outstanding shares of Common Stock and (ii) not to sell, transfer or otherwise convey shares of Common Stock (or warrants or other rights to acquire shares of Common Stock) to anyone who will immediately thereafter beneficially own shares in excess of 20% of the issued and outstanding shares of Common Stock, as a result of such transfer and other transfers from third parties.

According to Amendment No. 5 to Schedule 13D, filed by the Schuler Parties and Jack W. Schuler Living Trust on November 9, 2015, Jack W. Schuler, Renate Schuler, the Jack W. Schuler Living Trust and the Schuler Family Foundation beneficially own 19.99%, 10.68%, 9.37% and 10.65% of the outstanding shares of Common Stock, respectively. Such beneficial ownership includes warrants held by the Schuler Family Foundation to purchase 358,834 shares of Common Stock. The terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of Common Stock. As such, although the Schuler Family Foundation holds warrants to acquire 3,824,252 Shares, due to the 19.99% blocker, at this time, the Schuler Family Foundation can only exercise warrants to acquire 358,834 Shares.

According to Amendment No. 10 to Schedule 13D, filed by the Oracle Parties on March 9, 2015, Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC and Oracle Investment Management, Inc. beneficially own 19.8%, 11.3%, 3.5%, 5.1%, 14.7% and 5.1% of the outstanding shares of Common Stock, respectively. Such beneficial ownership includes warrants held by each of Oracle Partners, L.P., Oracle Institutional Partners, L.P. and Oracle Ten Fund Master, L.P. to purchase 336,047 shares of Common Stock, 470,465 shares of Common Stock and 537,674 shares of Common Stock, respectively. The terms of the warrants prohibit the holder of such warrants from exercising the warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning more than 19.99% of the outstanding shares of Common Stock.

The summary description of the Fourth Amendment and the Standstill Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment and the Standstill Agreements, which are incorporated herein by reference to Exhibit 4.1, Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report is incorporated into this Item 1.02 by this reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2015, the Company was notified by the Nasdaq Stock Market that it is not in compliance with the continued listing requirements for the Nasdaq Capital Market contained in Nasdaq Listing Rule 5550(a)(2) requiring the Company’s listed securities to have a minimum bid price of $1.00 per share for 30 consecutive trading days. The notification letter does not impact the Company’s listing on the Nasdaq Capital Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until May 9, 2016, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by May 9, 2016, the Company may be eligible for an additional 180-day grace period to regain compliance. The Company is considering available options to resolve the noncompliance with the minimum bid price requirement, which may include a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Fourth Amendment described in Item 1.01 above, the outstanding Rights expired on November 10, 2015.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the expiration of the Rights as described in Item 3.03 above, on the Company filed a certificate of elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware on November 12, 2015, which decreased the number of authorized shares of Series B Junior Participating Cumulative Preferred Stock to zero, and as a result, under the Delaware General Corporation Law, the Series B Junior Participating Cumulative Preferred Stock shall no longer be an authorized series of preferred stock of the Company. Prior to the filing, the Series B Junior Participating Cumulative Preferred Stock would have been issuable, under certain circumstances, upon the exercise of the Rights.

The summary description of the Certificate of Elimination set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is incorporated herein by reference to Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Elimination of Series B Junior Participating Cumulative Preferred Stock, dated as of November 12, 2015.

4.1	Fourth Amendment to Rights Agreement, dated November 10, 2015, by and between the Company and Computershare Trust Company, N.A.

99.1	Standstill Agreement, dated November 10, 2015, by and among Jack W. Schuler, Renate Schuler, Schuler Family Foundation and the Company.

99.2	Standstill Agreement, dated November 10, 2015, by and among Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

Date: November 12, 2015	By:	/s/ David C. Dreyer
Name: David C. Dreyer
Title: SVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination of Series B Junior Participating Cumulative Preferred Stock, dated as of November 12, 2015.

4.1	Fourth Amendment to Rights Agreement, dated November 10, 2015, by and between the Company and Computershare Trust Company, N.A.

99.1	Standstill Agreement, dated November 10, 2015, by and among Jack W. Schuler, Renate Schuler, Schuler Family Foundation and the Company.

99.2	Standstill Agreement, dated November 10, 2015, by and among Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and the Company.